SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant Filed by a party other than the Registrant	☒ ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

AT ROAD, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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April 23, 2003

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of At Road, Inc. to be held on May 20, 2003. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 9:30 a.m., at the Company’s facilities located at 47200 Bayside Parkway, Fremont, California 94538.

      Details of the business to be conducted at the meeting are given in the attached Notice of 2003 Annual Meeting of Stockholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions on the proxy card will tell you how to vote your shares by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

      Thank you for your continued support of our company.

Sincerely,

Krish Panu
Chairman, President
and Chief Executive Officer

AT ROAD, INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2003

       The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of At Road, Inc., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Tuesday, May 20, 2003, at 9:30 a.m., local time, for the following purposes:

•	To elect two (2) Class III directors to the Company’s Board of Directors to serve until the 2006 Annual Meeting;

•	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2003; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business, including the nominees for director, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

      The Board of Directors has fixed the close of business on March 31, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

April 23, 2003

Fremont, California

IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
PROPOSAL NO. 2
MANAGEMENT
PRINCIPAL STOCKHOLDERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
CHANGE-OF-CONTROL AGREEMENTS
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
APPENDIX A

AT ROAD, INC.

47200 Bayside Parkway
Fremont, CA 94538

PROXY STATEMENT

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of At Road, Inc., a Delaware corporation (the “Company”), of proxies in the enclosed form for use in voting at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Tuesday, May 20, 2003, at 9:30 a.m., local time, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed to stockholders entitled to vote at the Annual Meeting on or about April 23, 2003.

Revocability Of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary of the Board of Directors) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

      The close of business on March 31, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 47,950,588 shares of common stock outstanding and held of record by approximately 134 stockholders.

Voting And Solicitation

      Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Nominees

      At the Annual Meeting, the stockholders will elect two (2) Class III directors to serve on the Company’s Board until the 2006 Annual Meeting of Stockholders or until his respective successor is elected and qualified. In the event a Class III nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a Class III nominee or as a Class III director if elected.

      Assuming a quorum is present, the two Class III nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class III directors of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the Class III nominees named below. In the event that additional persons are nominated for election as Class III directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the Class III nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

      The name of the Class III nominees, their ages as of March 31, 2003 and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Kris Chellam(1)	52	Senior Vice President Finance and Chief Financial Officer, Xilinx, Inc.	December 1999
Stuart G. Phillips(2)	45	General Partner, U.S. Venture Partners	September 1998

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served at Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors of CacheFlow, a manufacturer of Internet caching appliances from January 1997 to June 2001, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

      In addition to its Class III directors, the Company has two other classes of directors: Class I, which consists of Krish Panu and T. Peter Thomas, whose current term expires at the 2004 Annual Meeting of Stockholders; and Class II, which consists of Andrew T. Sheehan and Charles E. Levine, whose current term expires at the 2005 Annual Meeting of Stockholders.

      One of the Company’s Class II directors, Andrew T. Sheehan, has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company’s business but for reasons related to his becoming a partner of VantagePoint Venture Partners, a venture capital firm. The Board intends to adopt a resolution prior to the Annual Meeting reducing the size of the Board to five directors effective on the date of the Annual Meeting.

      The names of the Class I and II directors, their ages as of March 31, 2003 and certain other information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Class

Krish Panu	45	Chairman of the Board, Chief Executive Officer and President, At Road, Inc.	February 1999	I
T. Peter Thomas(1)(2)	56	Managing Director, Institutional Venture Management	September 1998	I
Charles E. Levine	49	Retired	February 2003	II
Andrew T. Sheehan(1)(2)	45	Partner, VantagePoint Venture Partners	March 2000	II

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

      Krish Panu has served as the Company’s Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the board of directors of a privately held company. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the board of directors of Viisage Technology Inc., a biometrics and computer networks company. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Andrew T. Sheehan has served as a director since March 2000. Mr. Sheehan has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company’s business but for reasons related to his becoming a partner of VantagePoint Venture Partners, a venture capital firm. Since November 2002, Mr. Sheehan has been a partner of VantagePoint Venture Partners. From April 1998 until October 2002, Mr. Sheehan had been employed by and was a managing member of the general partner of ABS Capital Partners III, a private equity fund. From 1985 to 1998, Mr. Sheehan held various positions at BT Alex. Brown, an investment company, most recently as Managing Director. Mr. Sheehan also serves on the boards of directors of several privately held companies. Mr. Sheehan received his B.A. from Dartmouth College and his M.B.A. from the Wharton School of Business.

      There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the period from January 1, 2002 through December 31, 2002 (the “last fiscal year”), the Board met five times and, except for director Rodric Fan, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. Mr. Fan, who resigned from the Board in May 2002, attended two of the three meetings of the Board held during the period in which he was a director. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

      Nominations that are intended to be included in the Company’s proxy statement for the 2004 Annual Meeting of Stockholders must be submitted no later than December 26, 2003. See “Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting.” A nomination for a director made by a stockholder for the 2004 Annual Meeting of Stockholders must be submitted to the Secretary of the Board of Directors at the address of the Company’s executive offices set forth above on or before March 10, 2004.

      The Audit Committee consists of directors Kris Chellam, Andrew T. Sheehan and T. Peter Thomas, three of the Company’s non-employee directors, and held five meetings during the last fiscal year. The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the auditors prior to filing with the Securities and Exchange Commission (the “SEC”) and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions.

      The Compensation Committee consists of directors Stuart G. Phillips, Andrew T. Sheehan and T. Peter Thomas, and held two meetings during the last fiscal year. Its functions are to establish and administer the Company’s policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company’s 1996 stock option plan, 2000 stock option plan and 2000 employee stock purchase plan, subject to certain exceptions.

Board Compensation

      Directors may receive reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, as described in the following paragraphs.

      On January 23, 2003, the Board adopted a Non-Employee Director Compensation Policy. Under the Non-Employee Director Compensation Policy, beginning January 1, 2004, non-employee directors may be compensated as follows: (i) $6,250 per calendar quarter for the director’s service on the Board; and (ii) $1,250 per calendar quarter as chairperson of each committee of the Board, including the Audit Committee and the Compensation Committee. A qualifying director must be a non-employee director for the full calendar quarter to earn cash compensation for such quarter.

      The Company’s directors are eligible to participate in the Company’s 1996 stock option plan and 2000 stock option plan. Since the beginning of 2000, directors who are employees of the Company are eligible to participate in the Company’s 2000 employee stock purchase plan (the “ESPP”) and directors who are not employees of the Company are eligible to participate in the Company’s 2000 directors’ stock option plan (the “Directors’ Plan”).

      Under the ESPP, eligible employees are permitted to purchase common stock through payroll deductions, which may not exceed 20% of an employee’s total compensation. Stock is purchased at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or at the end of the purchase period. In addition, no employee may purchase more than 2,700 shares of common stock under the ESPP in any one purchase period. Employees may end their participation in the ESPP at any time during an offering period, and participation ends automatically on termination of employment. Messrs. Fan and Panu did not participate in the ESPP during 2002.

      Under the Directors’ Plan, each individual who first becomes a non-employee director after September 29, 2000 will receive an automatic initial grant of an option to purchase 40,000 shares of common stock upon appointment or election to the Board. These automatic grants to purchase 40,000 shares will vest and become exercisable as to  1/4 of the total number of shares subject to the option on the 12 month anniversary of the date of grant and as to  1/48 of the total number of shares subject to the option each month thereafter; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. The Directors’ Plan also provides for automatic annual grants of options to purchase 10,000 shares of common stock on the date of each annual meeting of the Company’s stockholders to each non-employee director who has served on the Board for at least six months prior to such meeting. These automatic grants to purchase 10,000 shares will vest and become exercisable in installments of  1/12 of the total number of shares subject to the option each month following the date of grant; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. All options granted under the Directors’ Plan will have a term of 10 years and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Therefore, pursuant to the Directors’ Plan, Messrs. Chellam, Phillips, Sheehan and Thomas each were granted an option to purchase 10,000 shares of common stock on May 23, 2002, the date of last year’s annual meeting of stockholders, with an exercise price of $7.00 per share, and each of Messrs. Chellam, Phillips and Thomas will be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting. Because Mr. Levine joined the Board in February 2003, he will not be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting. Because Mr. Sheehan is resigning from the Board effective as of the date of the Annual Meeting, he will not be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP has served as the Company’s independent auditors since 1998 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will reconsider its selection of auditors.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

MANAGEMENT

      The Company’s executive officers and directors and their ages as of March 31, 2003 are as follows:

Name	Age	Position(s)

Krish Panu	45	Chairman of the Board, Chief Executive Officer and President
Thomas C. Hoster	52	Chief Financial Officer and Senior Vice President, Finance and Administration
Thomas Allen	49	Chief Operating Officer and Executive Vice President
Alan Park	49	Chief Sales Officer and Senior Vice President
David Satterwhite	39	Senior Vice President, Worldwide Sales
Linda Standen	39	Chief Marketing Officer and Senior Vice President
Michael Walker	48	Senior Vice President of Engineering
Kris Chellam	52	Director
Charles E. Levine	49	Director
Stuart G. Phillips	45	Director
Andrew T. Sheehan	45	Director
T. Peter Thomas	56	Director

      Krish Panu has served as the Company’s Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, he served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, he held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu also serves on the board of directors of a privately held company. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      Thomas C. Hoster has served as the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer since November 1999. Prior to joining the Company, Mr. Hoster was Senior Vice President and Chief Financial Officer of GetSmart, an on-line provider of consumer financial services, from May 1998 to March 1999. Prior to GetSmart, Mr. Hoster was Chief Financial Officer of ClickAction, a provider of e-mail marketing services, formerly known as MySoftware Company, from June 1996 to May 1998. Prior to that, Mr. Hoster held several finance and administration positions at Octel Communications, a voice messaging company, from December 1989 to June 1996. Mr. Hoster holds a B.S.E. in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

      Thomas Allen has served as the Company’s Chief Operating Officer and Senior Vice President since August 2000 and was promoted to Executive Vice President in March 2003. Mr. Allen served as Vice President, Information Technology and Management Systems of the Company from August 1999 to July 2000. From June 1999 to August 1999, Mr. Allen served as Director of Operations of IPass, an Internet services company. From January 1996 to June 1999, Mr. Allen served as Vice President of Network Engineering at Visa International, a payment card company. From March 1983 to August 1995, Mr. Allen served as General Manager at Southern California Edison, an electric utility company. Mr. Allen holds a B.S. in Industrial Engineering from State University of New York at Buffalo, an M.B.A. from San Jose State University and a Certificate in Executive Management from the Peter F. Drucker Management Center at the Claremont Graduate University.

      Alan Park has served as the Company’s Chief Sales Officer and Senior Vice President since March 2003. Mr. Park served as President and Chief Executive Officer of Praxid, Inc., a software company, from April 2000 until February 2003. Mr. Park continues to serve as a director of Praxid. From March 1998 until April 2000, Mr. Park served as Vice President, Network and Systems Integration, Western Region, for Compaq

Computer Corporation, a computer hardware and services company. Mr. Park holds a B.S. in Finance from Oregon State University.

      David Satterwhite has served as the Company’s Senior Vice President of Worldwide Sales since July 2002. From April 2000 to April 2001, Mr. Satterwhite served as Senior Vice President of Worldwide Sales and Services at NightFire Software, a telecommunications software company. From March 2000 to April 2001, Mr. Satterwhite served as Vice President of Communications Solutions eBusiness Applications for Nortel Networks’ Telecom Solutions Group, a division of Nortel Networks Corporation, a communications equipment company. From July 1996 to March 2000, Mr. Satterwhite was employed by Clarify Inc., a telecommunications company acquired by Nortel in March 2000. Mr. Satterwhite holds a B.A. in History from the University of California, Berkeley. Effective as of March 31, 2003, Mr. Satterwhite resigned from his employment with the Company for reasons unrelated to the Company’s business.

      Linda M. Standen has served as the Company’s Chief Marketing Officer and Senior Vice President since March 2003. From December 2002 until March 2003, Ms. Standen served as Vice President of Marketing of the Company. From September 2001 until September 2002, Ms. Standen served as President and Chief Executive Officer of Blue Wireless, Inc., an application software company, the assets of which were acquired by the Company in June 2002. Ms. Standen served as President and Chief Executive Officer of Veregy Networks, Inc., a telecommunications company, from October 2000 until June 2001. From August 1997 until April 2000, Ms. Standen served as President and Chief Executive Officer of Pacific Bell Information Services, a subsidiary of Pacific Bell. Ms. Standen holds a B.S. in Civil Engineering from the University of California, Irvine and a Certificate in Business Administration from Harvard Business School.

      Michael Walker has served as the Company’s Senior Vice President of Engineering since October 2002. Mr. Walker served as the Company’s Senior Vice President and Customer Satisfaction Officer from May 2002 to October 2002, and as Vice President of Engineering of the Company from July 1999 to May 2002. Prior to joining the Company, Mr. Walker served as Vice President of Engineering at Silicon Wireless, a wireless modem devices company, from April 1997 to July 1999, and as Vice President of Engineering and Operations at Sierra Wireless Inc., a communications equipment company, from August 1993 to April 1997. Mr. Walker holds a BASc (EE) from Queen’s University in Canada and a Masters of Engineering degree from Simon Fraser University.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served at Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the board of directors of Viisage Technology Inc., a biometrics and computer networks company. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors of CacheFlow, a manufacturer of Internet caching appliances, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

      Andrew T. Sheehan has served as a director since March 2000. Mr. Sheehan has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company’s business but for reasons related to his becoming a partner of VantagePoint Venture Partners, a venture capital firm. Since November 2002, Mr. Sheehan has been a partner of VantagePoint Venture Partners. From April 1998 until October 2002, Mr. Sheehan had been employed by and was a managing member of the general partner of ABS Capital Partners III, a private equity fund. From 1985 to 1998, Mr. Sheehan held various positions at BT Alex. Brown, an investment company, most recently as Managing Director. Mr. Sheehan also serves on the boards of directors of several privately held companies. Mr. Sheehan received his B.A. from Dartmouth College and his M.B.A. from the Wharton School of Business.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

PRINCIPAL STOCKHOLDERS

      The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 31, 2003 by:

•	Each of the Company’s directors and each of the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers”),

•	All directors and executive officers as a group, and

•	Each person who is known by the Company to own beneficially more than 5% of the Company’s common stock as set forth in such person’s most recent filing on Schedule 13D or Schedule 13G with the SEC.

      Percentage of beneficial ownership for each stockholder is based on 47,950,588 shares of common stock outstanding as of March 31, 2003, together with options that are exercisable within 60 days after March 31, 2003 held by such stockholder.

      Except as otherwise noted, the address of each person listed in the table is c/o At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538, and the persons listed in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares.

	Number of
	Shares
	Beneficially	Percent
Name of Beneficial Owner	Owned	of Common Stock

U.S. Venture Partners(1)	8,935,717	18.64%
2735 Sand Hill Road
Menlo Park, California 94025
Institutional Venture Partners(2)	8,170,512	17.04
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Krish Panu(3)	3,777,915	7.82
ABS Capital Partners III, L.P.(4)	2,880,769	6.01
400 E. Pratt Street
Baltimore, Maryland 21202
Orient Semiconductor Electronics Ltd.(5)	2,557,062	5.33
c/o Edmond Tseng
2700 Augustine Dr., #140
Santa Clara, California 95054
Thomas Allen(6)	515,048	1.07
Thomas C. Hoster(7)	462,795	*
Michael Walker(8)	415,011	*
Roy Eder (9)	67,974	*
David Satterwhite(10)	—	*
Kris Chellam(11)	191,666	*
T. Peter Thomas(12)	468,666	*
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Stuart G. Phillips(13)	50,416	*
2180 Sand Hill Road, Suite 300
Menlo Park, California 94025
Andrew T. Sheehan(14)	38,957	*
1001 Bayhill Drive, Suite 300
San Bruno, California 94066
Charles E. Levine(15)	—	*
All directors and executive officers as a group (13 persons)(16)	22,577,203	45.93

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes 6,323,586 shares held by U.S. Venture Partners V, L.P. (USVP V), 154,577 shares held by USVP V Entrepreneur Partners, L.P. (EP V), 351,311 shares held by USVP V International, L.P. (V Intl), and 196,734 shares held by 2180 Associates Fund V, L.P. (2180 V). Presidio Management Group V, L.L.C. (PMG V) is the general partner of each of USVP V, EP V, V Intl, and 2180 V. Stuart G. Phillips, a director of the Company, Irwin Federman, Steven M. Krausz, Philip M. Young and Jonathan D. Root are the managing members of PMG V, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP V, EP V, V Intl and 2180 V.

Also includes 1,833,128 shares held by U.S. Venture Partners VII, L.P. (USVP VII), 19,095 shares held by USVP Entrepreneur Partners VII-A, L.P. (EP VII-A), 19,095 shares held by USVP Entrepreneur Partners VII-B, L.P. (EP VII-B), and 38,191 shares held by 2180 Associates Fund VII, L.P. (2180 VII). Presidio Management Group VII, L.L.C. (PMG VII) is the general partner of each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Stuart G. Phillips, a director of the Company, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Jonathan D. Root and Philip M. Young are the managing members of PMG VII, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Each of PMG V, PMG VII, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root and Philip M. Young disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests.

(2)	Includes 100,601 shares held by IVM Investment Fund, VIII, LLC, 7,539,412 shares held by Institutional Venture Partners, VIII, L.P., 25,138 shares held by IVM Investment Fund VIII-A, LLC, 55,861 shares held by IVP Founders Fund I, L.P., 12,000 shares held by Jacqueline Stewart directly and by retirement plan and 437,500 shares held by T. Peter Thomas. T. Peter Thomas, a director of the Company, Samuel Colella, Reid Dennis, R. Thomas Dyal, Timothy Haley, Ruthann Quindlen, Rebecca Robertson, L. James Strand, William Tai and Geoffrey Yang are managing directors of the general partner or managing members of each of these entities and share voting and dispositive power with respect to the shares held by each such entity. Each managing director or member disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

(3)	Represents 91,500 shares held by Latha K. Nagarajan, as Trustee of the Krish Panu Grantor Retained Annuity Trust, 91,500 shares held by Latha K. Nagarajan, as Trustee of the Nina Panu Grantor Retained Annuity Trust and 3,202,200 shares held by Krish Panu and Nina Panu, Trustees of the Krish and Nina Panu 2000 Family Trust. Includes 357,915 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003.

(4)	The general partners of ABS Capital Partners III, L.P., John Stobo, Donald Hebb, Frederick Bryant and Timothy Weglicki share voting and dispositive power with respect to these shares. Each general partner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(5)	Represents 2,480,295 shares held by Orient Semiconductor Electronics Ltd. and 76,767 shares held by Eugene C.V. Duh. Mr. Duh is a director and 10% shareholder of Orient Semiconductor Electronics Ltd. The board of directors of Orient Semiconductor Electronics Ltd., Mei-Shou Duh Yang, Eugene C.V. Duh, Edward S. Duh, Ping-Ping Chang Chao, Kwan-Fen Wang Chan, and Teng-Kung Liu, share voting and dispositive power with respect to these shares. Each member of the board of directors of Orient Semiconductor Electronics Ltd. disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(6)	Includes 500 shares held by Mr. Allen’s spouse, and 353,998 shares issuable upon exercise of options within 60 days after March 31, 2003.

(7)	Includes 5,000 shares held by Zoe Hoster, 5,000 shares held by Alexandra Hoster and 5,000 shares held by Joan Zwiep. Includes 104,895 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003.

(8)	Includes 80,000 shares held by Walker Hamada Family Limited Partnership, 2,000 shares held by Chris Berga, 2,000 shares held by Kim Dahm, 2,000 shares held by Hisao Hamada, 2,000 shares held by Donald Hamada, 2,000 shares held by J. Claire Walker, 2,000 shares held by A. George Walker, 2,000 shares held by Eileen Ryan-Lewis, and 2,000 shares held by Scott Walker. Includes 213,957 shares issuable upon exercise of options exercisable within 60 days after March 31, 2002.

(9)	Mr. Eder’s employment with the Company terminated on November 1, 2002.

(10)	Mr. Satterwhite’s employment with the Company terminated on March 31, 2003.

(11)	Includes 90,000 shares held by Kris Chellam & Evelyne Chellam, TTEES for the Chellam Family Trust. Includes 64,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003.

(12)	Includes 12,000 shares held by Jacqueline Stewart directly and by retirement plan. Includes 19,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003. Excludes 7,721,012 shares held by Institutional Venture Partners, VIII, L.P. and its affiliates. See note (2).

(13)	Represents 50,416 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003. Excludes 8,935,717 shares held by U.S. Venture Partners V, L.P. and its affiliates. See note (1).

(14)	Represents 38,957 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003. Mr. Sheehan has indicated that he will resign from the Board, effective on the date of the Annual Meeting, for reasons unrelated to the Company’s business but for reasons related to his becoming a partner of VantagePoint Venture Partners, a venture capital firm.

(15)	Mr. Levine became a director of the Company on February 4, 2003.

(16)	Includes 1,203,470 shares issuable upon exercise of options exercisable within 60 days after March 31, 2003 and 16,656,729 shares held by affiliates of the directors and executive officers of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by (a) the individual who served as the Company’s chief executive officer during the year ended December 31, 2002; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the year ended December 31, 2002; (c) one additional individual who would have been included in the four most highly compensated individuals, except that he was not serving as an executive officer on December 31, 2002; and (d) the compensation received by each such individual for the Company’s two preceding fiscal years.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
	Fiscal				Other Annual	Options/	All Other
Name & Principal Position	Year	Salary($)	Bonus($)		Compensation($)	SARS(#)(1)	Compensation($)

Krish Panu	2002	$275,000	$25,000	(2)	$—	250,000	$—
Chairman of the Board,	2001	274,038	100,000	(3)	—	685,000	—
Chief Executive Officer and	2000	224,519	100,000	(4)	—	—	—
President
Thomas Allen	2002	175,000	25,000	(2)	—	200,000	—
Chief Operating	2001	175,000	—		—	220,000	—
Officer and Executive	2000	164,615	70,000	(4)	—	100,000	—
Vice President
Thomas C. Hoster	2002	187,808	25,000	(2)	—	120,000	—
Chief Financial Officer and	2001	190,000	—		—	120,000	—
Senior Vice President,	2000	182,654	50,000	(4)	—	50,000	—
Finance and Administration
David Satterwhite(5)	2002	90,000	37,500		—	350,000	—
Senior Vice President,	2001	—	—		—	—	—
Worldwide Sales	2000	—	—		—	—	—
Michael Walker	2002	180,000	16,350	(2)	—	120,000	—
Senior Vice President of	2001	180,000	—		—	95,000	—
Engineering	2000	176,656	45,000	(4)	—	40,000	—
Roy Eder(6)	2002	136,820	5,239		—	—	—
	2001	172,096	—		—	445,000	—
	2000	—	—		—	—	—

(1)	In addition to the options granted to the Named Executive Officers indicated above, as of December 31, 2002, the Named Executive Officers held restricted stock, which was originally issued upon the early exercise of options granted to the Named Executive Officers, in the following aggregate numbers and values, based on the $4.13 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2002 and net of consideration paid for the shares:

(a)	Krish Panu held 131,250 shares of common stock representing an aggregate value of $532,875.

(b)	Thomas C. Hoster held 77,344 shares of common stock representing an aggregate value of $216,563.

(c)	Thomas Allen held 12,031 shares of common stock representing an aggregate value of $33,687.

(2) These bonuses were earned in 2001 and paid in 2002.

(3) These bonuses were earned in 2000 and paid in 2001.

(4) These bonuses were earned in 1999 and paid in 2000.

(5)	Mr. Satterwhite commenced his employment with the Company on July 1, 2002. He resigned from his employment with the Company on March 31, 2003 for reasons unrelated to the Company’s business.

(6)	Mr. Eder resigned from his employment with the Company for reasons unrelated to the Company’s business on November 1, 2002.

CHANGE-OF-CONTROL AGREEMENTS

      The Company has entered into an agreement with Krish Panu that provides that following a change-of-control transaction, subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically 50% vested. Additionally, if Mr. Panu’s employment is terminated involuntarily other than for cause within 12 months following a change-of-control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fully vested. The Company has entered into agreements with the remaining Named Executive Officers which provide that in the event of an involuntary termination within:

•	one year following a change-of-control transaction and the employee was employed by the Company for less than one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 12 months following the involuntary termination or

•	one year following a change-of-control transaction and the employee was employed by the Company for at least one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 24 months following the involuntary termination.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides certain information with respect to stock options granted to the Named Executive Officers and one additional individual who would have been included in the four most highly compensated individuals, except that he was not serving as an executive officer on December 31, 2002, in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)				Potential Realizable
					Value at Assumed
	Number of	Total Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees in	Exercise		Option Term(2)
	Options	Fiscal	Price	Expiration
Name	Granted(#)	Year(%)(3)	($/SH)(4)	Date	5%($)	10%($)

Krish Panu	250,000	9.83%	$5.04	8/15/12	$792,956	$2,009,823
Chairman of the Board, Chief Executive Officer and President
Thomas Allen	200,000	7.87	5.04	8/15/12	634,365	1,607,858
Chief Operating Officer and Executive Vice President
Thomas C. Hoster	120,000	4.72	5.04	8/15/12	380,619	964,715
Chief Financial Officer and Senior Vice President, Finance and Administration
David Satterwhite(5)	250,000	9.83	4.75	6/30/12	247,330	1,894,178
Senior Vice President, Worldwide Sales	120,000	3.93	3.20	7/23/12	201,386	510,431
Michael Walker	120,000	4.72	5.04	8/15/12	380,619	964,715
Senior Vice President of Engineering
Roy Eder(6)	—	—	—	—	—	—

(1)	Options generally vest 25% after the first annual anniversary of the grant date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Company’s common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	The Company granted stock options representing 2,542,250 shares to employees in the last fiscal year.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance certain option exercises by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise, subject to the provisions of the Sarbanes-Oxley Act of 2002.

(5)	Mr. Satterwhite commenced his employment with the Company on July 1, 2002. He resigned from his employment with the Company on March 31, 2003 for reasons unrelated to the Company’s business.

(6)	Mr. Eder resigned from his employment with the Company for reasons unrelated to the Company’s business on November 1, 2002.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers and one additional individual who would have been included in the four most highly compensated individuals, except that he was not serving as an executive officer on December 31, 2002, during the year ended December 31, 2002. In addition, the table sets forth the number of shares covered by stock options as of the year ended December 31, 2002, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the year ended December 31, 2002.

					Value of Unexercised
			Number of Unexercised		“In-The-Money”
			Options at		Options at
			Fiscal Year End(#)(1)		Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Krish Panu	—	$—	290,208	644,792	$352,286	$533,289
Chairman of the Board, Chief Executive Officer and President
Thomas Allen	—	—	291,500	191,667	705,673	474,917
Chief Operating Officer and Executive Vice President
Thomas C. Hoster	—	—	91,875	78,125	214,869	175,781
Chief Financial Officer and Senior Vice President, Finance and Administration
David Satterwhite(3)	—	—	—	350,000	100,000	93,000
Senior Vice President, Worldwide Sales
Michael Walker	—	—	166,863	102,344	448,032	283,618
Senior Vice President of Engineering
Roy Eder(4)	147,974	307,794(5)	—	—	—	—

(1)	No stock appreciation rights (SARs) were outstanding during the year ended December 31, 2002.

(2)	Based on the $4.13 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2002, less the exercise price of the options.

(3)	Mr. Satterwhite commenced his employment with the Company on July 1, 2002. He resigned from his employment with the Company on March 31, 2003 for reasons unrelated to the Company’s business.

(4)	Mr. Eder resigned from his employment with the Company for reasons unrelated to the Company’s business on November 1, 2002.

(5)	Value realized is calculated based on the closing price of the Company’s common stock as reported on The Nasdaq Stock Market on the date of exercise minus the exercise price of the option each as indicated below and does not necessarily indicate that Mr. Eder sold such stock:

Shares	Date	Closing Price	Exercise Price
Exercised(#)	of Exercise	Per Share ($)	Per Share ($)

25,000	5/28/02	$7.00	$3.625
3,600	5/28/02	7.00	2.00
20,000	10/31/02	4.99	1.51
14,813	11/27/02	4.59	3.625
25,187	11/27/02	4.59	3.625
15,475	11/29/02	4.09	2.00
3,899	11/29/02	4.09	3.625
40,000	11/29/02	4.09	3.625

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to the Company’s executive officers during the year ended December 31, 2002. The Committee is responsible for establishing and monitoring the compensation policies and specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy

      Under the supervision of the Board of Directors (the “Board”), the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board to have a portion of each executive’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is composed of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that are established from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officer and the Company’s stockholders.

      The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction, subscriber growth, revenue growth and earnings growth.

      The Company has utilized its stock option plans to provide executive officers and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby more closely align his or her interests with those of the Company’s stockholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal comparability considerations.

      Each option grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the common stock appreciates over the option term.

Compensation Of The Chief Executive Officer

      Krish Panu has served as the Company’s President and Chief Executive Officer since February 1999. His base salary for the year ended December 31, 2002 was $275,000.

      The factors discussed above were applied in establishing the amount of Mr. Panu’s salary and stock option grant. Significant additional factors in establishing Mr. Panu’s compensation were the achievement of revenue, expense and profitability targets; growth of the Company’s subscriber base; the size of his current ownership interest in the Company, including portions that were unvested; and changes in the compensation for similarly situated chief executive officers.

Deductibility Of Executive Compensation

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s 1996 stock option plan and 2000 stock option plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Stuart G. Phillips
Andrew T. Sheehan
T. Peter Thomas

Compensation Committee Interlocks And Insider Participation

      No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board in July 2000 and amended in 2003, a copy of which is included as Appendix A to this Proxy Statement. Each of the members of the Audit Committee is in compliance with The Nasdaq Marketplace Rules for independence of audit committee members.

      The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board of Directors of the Company (the “Board”) to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the auditors prior to filing with the SEC and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions.

      The Audit Committee held five meetings during the last fiscal year. The meetings were designed to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for the last fiscal year with management and the independent accountants.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor, Deloitte & Touche LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Audit Committee:

Kris Chellam
Andrew T. Sheehan
T. Peter Thomas

Fees Billed For Services Rendered By Principal Accountant

      The Company is early-adopting components of the proxy fee disclosure requirements issued by the SEC in January 2003. The presentation of audit fees in this format does not become effective until periodic annual filings for the year ended December 31, 2003. For the fiscal years ended December 31, 2002, and

December 31, 2001, Deloitte & Touche LLP, the Company’s independent auditor and principal accountant, billed the fees set forth below.

	Fiscal Year	Fiscal Year
	Ended	Ended
	12/31/2001	12/31/2002

Audit Fees (including fees in connection with the Company’s annual audit and review of financial statements)	$160,400	$247,455
Audit-Related Fees	—	6,140
Tax Fees (including fees for tax compliance, tax advice and tax planning)	241,015	92,800
All Other Fees	—	—

Total Fees	$401,415	$346,395

      The Audit Committee approved and adopted pre-approval policies and procedures for nonaudit services proposed to be performed by the Company’s independent auditor. The policies and procedures were implemented in 2003. In addition, the Audit Committee has considered whether and concluded that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining its independence from the Company.

RELATED PARTY TRANSACTIONS

Transactions With Management

      In connection with the exercise of options to purchase common stock granted pursuant to the Company’s 1996 stock option plan, the Company has provided loans to the following executive officers pursuant to notes secured by stock pledge agreements. The loans that were outstanding as of March 31, 2003 are summarized below:

Name	Due Date	Interest Rate	Issue Date	Note Amount

Krish Panu	12/16/2004	6.11%	12/16/1999	$252,500
Krish Panu	2/23/2005	6.46	2/23/2000	500,000
Thomas Allen	12/15/2004	6.11	12/15/1999	100,000
Thomas Allen	1/2/2005	5.53	1/2/2001	34,833
Thomas C. Hoster	11/30/2004	6.11	12/1/1999	450,000
Michael Walker	11/30/2004	6.11	12/1/1999	100,000

      The Company has entered into change-of-control agreements with some of the Company’s officers and directors. See “Change-of-Control Agreements.”

      The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions With Stockholders

      Orient Semiconductor Electronics, which holds more than 5% of the Company’s common stock according to its most recent filing on Schedule 13G with the SEC, manufactured Internet Location Managers for the Company pursuant to purchase orders in the aggregate amount of approximately $1,892,000 in 2002. At December 31, 2002, approximately $198,000 owed to Orient Semiconductor Electronics was included in the Company’s accounts payable.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for the Company’s common stock since September 29, 2000 (the date on which the Company’s common stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) The Dow Jones Wireless Communications Index. The graph assumes that $100 was invested on September 29, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $9.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG AT ROAD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES WIRELESS COMMUNICATIONS INDEX

*	$100 invested on 9/29/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CUMULATIVE TOTAL RETURN

	9/29/00	12/31/00	12/31/01	12/31/02

At Road, Inc.	$100.00	$31.30	$81.80	$57.46
The Nasdaq Stock Market (U.S.) Index	100.00	66.96	53.13	36.72
The Dow Jones Wireless Communications Index	100.00	65.07	50.81	20.42

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Proposals of stockholders intended to be included in the Company’s proxy statement for the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Board of Directors, At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, no later than December 26, 2003. If the Company is not notified of a stockholder proposal by March 10, 2004, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2002, including the 1996 stock option plan, the 2000 stock option plan, the Directors’ Plan and the ESPP. The Company does not have any equity compensation plans not approved by the Company’s stockholders.

			Number of Securities
			Remaining
			Available For
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued upon Exercise	Exercise Price	Plans (Excluding
	of Outstanding Options,	of Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Columns (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	7,788,913 (1)	$4.032	1,187,567 (2)
	80,000 (3)	4.485	1,120,000
	—	—	429,020 (4)

TOTAL	7,868,913		2,736,587

(1)	Represents shares subject to options outstanding under the 2000 stock option plan and the 1996 stock option plan.

(2)	The 2000 stock option plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 2,500,000 shares or 4% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

(3)	Represents shares subject to options outstanding under the Directors’ Plan.

(4)	The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 900,000 shares or 2% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

OTHER MATTERS

      The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

April 23, 2003

Fremont, California

APPENDIX A

AT ROAD, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

      This charter governs the operations of the At Road, Inc. (the “Company”) Audit Committee of the Board of Directors (the “Committee”). The Committee will review and reassess the adequacy of the charter at least annually and obtain the approval of the charter by the Board of Directors.

      1.     Purpose. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for the Company’s financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain and compensate outside counsel or other experts for this purpose.

      2.     Composition. The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated either by the Board of Directors or by the Committee. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. For purposes of this charter, an “independent director” is a director who meets the independence requirements of the rules of The Nasdaq Stock Market, Inc. (or any other exchange or market on which the Company’s securities are then listed or traded) and the requirements of any applicable securities laws, rules and regulations, including without limitation any of the provisions of the Sarbanes Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder (collectively, these applicable laws, rules and regulations, including as such become applicable to the Company or are amended from time to time, are referred to as the “Applicable Laws”). In addition, if and to the extent required by the Applicable Laws, one or more of the Committee’s members shall have such additional experience with financial accounting or other matters as may be required from time to time, or in the event such additional experience is recommended by the Applicable Laws rather than required, the Board of Directors and Committee shall endeavor to appoint an individual director having such qualifications to the Committee, but its inability to do so shall not in any way invalidate the actions of the Committee.

      3.     Duties and Responsibilities. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate and that the Committee shall in any event perform such functions and have such responsibilities as are required to be performed by or vested in the Committee under the Applicable Laws whether or not such functions and responsibilities are explicitly set forth herein.

(a) The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders. The Committee and the Board of Directors shall be solely responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors. All audit services and non-audit services permitted

A-1

under the Applicable Laws and proposed to be provided by the independent auditors will require the pre-approval of the Committee.

(b) The Committee shall review with the independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management and the independent auditors the adequacy and effectiveness of the disclosure, accounting and financial controls, including the Company’s system to monitor and manage business risk. The Committee will meet separately with the independent auditors, with and without management present, to discuss the results of their audits.

(c) The Committee shall review the Company’s interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company’s Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

(d) The Committee shall review and approve, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

(e) The Committee shall establish procedures for the receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

(f) The Committee shall establish procedures by which employees of the Company may make confidential, anonymous submissions to the Committee (and other appropriate personnel of the Company) relating to concerns regarding questionable accounting or auditing matters and for the receipt, retention and treatment of all such employee submissions.

(g) The Committee or the Board of Directors will review and approve all related-party transactions other than compensation transactions.

A-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AT ROAD, INC. FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003

     The undersigned stockholder of At Road, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2002, and hereby appoints Krish Panu and Thomas Hoster or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of At Road, Inc. to be held on Tuesday, May 20, 2003 at 9:30 a.m., local time, at 47200 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card:

(Continued and to be signed on the reverse side)

1.	ELECTION OF CLASS III DIRECTORS:

FOR ALL NOMINEES	NOMINEES:
o Kris Chellam
o Stuart G. Phillips
WITHHOLD AUTHORITY FOR ALL NOMINEES
FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

FOR	AGAINST	ABSTAIN
☐	☐	☐

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS III DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Date:

Signature of Stockholder

Date:

Signature of Stockholder

Note: This proxy must be signed exactly as the name appears hereon. When shares are jointly held, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.